EXHIBIT 10

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of                     , by and between SUPERIOR UNIFORM GROUP, INC., a Florida corporation (the “Company”), and                      (the “Indemnitee”).

RECITALS

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees and the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and agents of the Company may not be willing to continue to serve as agents of the Company without additional protection. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party, participant or witness or is threatened to be made a party to or participant or witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, alternative dispute resolution, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was, or is or was alleged to be, a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction, or alleged action or inaction, on the part of Indemnitee while an officer or director, or while alleged to be an officer or director, or by reason of the fact that Indemnitee is or was, or is or was alleged to be, serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or in connection with the enforcement or interpretation of this Agreement, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld, conditioned or delayed) actually and reasonably incurred by Indemnitee which may be incurred or suffered by Indemnitee as a result of or arising out of prosecuting, defending, settling or investigating such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party to or participant or witness in, or is threatened to be made a party to or participant or witness in, any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or is or was alleged to be, a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction, or alleged action or inaction, on the part of Indemnitee while an officer or director, or while alleged to be an officer or director, or by reason of the fact that Indemnitee is or was, or is or was alleged to be, serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld, conditioned or delayed), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee’s duty to the Company and its shareholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 11, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any action, suit, proceeding, inquiry or investigation referred to in Section (1)(a) or Section (1)(b) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all expenses (including attorneys’ fees, all other costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, actually and reasonably incurred by Indemnitee in connection therewith.

2. Contribution. If the indemnification provided for in Section 1(a) or Section 1(b) above for any reason is held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnitee from the transaction from which the claim arose, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and of Indemnitee shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such losses, claims, damages, expenses or liabilities. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 2 was determined by pro rata or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

3. No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

4. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall promptly advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referred to in Section l(a) or Section 1(b) hereof (including amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

(b) Notice/Cooperation by Indemnitee and Company. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 16(d) below. In addition, Indemnitee shall give the Company such information and cooperation relating to the matters as to which indemnification is sought hereunder as it may reasonably require and as shall be within Indemnitee’s power. The failure of the Idemnitee to provide such notice as soon as practicable shall not relieve the Company of its indemnification and other obligations under this Agreement; provided, however, if, and only to the extent that, the Company is financially injured directly as a result of the Indemnitee’s failure to provide timely written notice as required in this Section (b), then the amounts otherwise payable to the Indemnitee hereunder shall be appropriately and equitably reduced by the amount of such financial injury to the Company. Indemnitee shall not effect any settlement without the Company’s written consent, which consent shall not be unreasonably withheld, unless Indemnitee shall have determined to undertake his own defense in such matter and has waived the benefits of this Agreement as to amounts payable with respect to such settlement. The Company shall not settle any proceeding to which Indemnitee is a party in any manner which would impose any penalty on Indemnitee without Indemnitee’s written consent. Neither Indemnitee nor the Company will unreasonably withhold consent to any proposed settlement. Indemnitee shall cooperate to the extent reasonably possible with the Company and/or its insurers, in attempts to defend and/or settle such proceeding.

(c) Procedure. Any indemnification and advances provided for in Section 1 and this Section 4 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 14 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 4(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 4(b) hereof, the Company has director and officer liability insurance in effect covering Indemnitee, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies and provide copies thereof to Indemnitee. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of or to the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. The obligations of the Company to Indemnitee under this Agreement shall remain in full force regardless of whether insurance covering Indemnitee is obtained or in force, except that any payments made to or for the benefit of Indemnitee under a policy of insurance shall reduce the obligations of the Company hereunder.

(e) Selection of Counsel. In the event the Company shall be obligated under Section 4(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. The Company shall not be entitled to assume the defense of Indemnitee in any proceeding brought by or in the right of the Company or any subsidiary of the Company or in any proceeding in which the Idemnitee has made the conclusion referred to below in clause (ii)(B) below. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

5. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Florida corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Florida corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall be in addition to, and shall not be deemed exclusive of, any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, insurance policy, any vote of shareholders or disinterested members of the Company’s Board of Directors, the Business Corporation Act of the State of Florida, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

7. Indemnification of Related Parties. To the extent that Indemnitee is serving on the Board at the direction of any shareholder of the Company who, pursuant to the Articles of Incorporation or contractual arrangement, shall have the right to elect or appoint Indemnitee to the Board (an “Appointing Shareholder”), the Company shall indemnify and hold harmless such Appointing Shareholder and any director, officer, employee, member, partner or actual or alleged controlling person (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended), of the Appointing Shareholder and any partnership, corporation, limited liability company, association, joint stock company, trust or joint venture controlling, controlled by or under common control with the Appointing Shareholder (“Related Party Indemnitee”) from any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that Appointing Shareholder has the ability to appoint or elect Indemnitee to the Board; provided, however, that (i) any such indemnification shall be subject to the same limitations as set forth in Section 1 or otherwise herein; and (ii) no such indemnification shall be available to any Appointing Shareholder or Related Party Indemnitee in the event that Indemnitee shall not be entitled to indemnification in the same or any related action or proceeding. The terms of this Agreement as they relate to procedures for indemnification of Indemnitee shall apply to any such indemnification of an Appointing Shareholder or Related Party Indemnitee. For purposes of this Section 7, “control” means the possession, directly or indirectly, of the power to direct management and policies of a person or entity, whether through the ownership of voting securities, contract or otherwise.

8. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

9. Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers, directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director or a former director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer or former officer; or of the Company’s key employees, if Indemnitee is not an officer or director (or former director or officer) but is a key employee or a former key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

10. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 10. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

11. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

(b) to indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c) to indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or

(d) to indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

12. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

13. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references (i) to “other enterprises” shall include employee benefit plans; (ii) to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and (iii) to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c) For purposes of this Agreement, (i) references to the plural include the singular, and references to the singular include the plural; (ii) references to any gender include the other genders; (iii) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; and (v) the term “person” means and refers to any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or governmental entity.

14. Duration of Agreement; Binding Effect.

(a) This Agreement shall continue until and terminate 10 years after the date that Indemnitee’s association with the Company as a director, officer or key employee shall have ceased, provided that the rights of Indemnitee hereunder shall continue until the final termination of any proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee to enforce Indemnitee’s rights under this Agreement.

(b) The indemnification and other rights of Indemnitee provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation, reorganization or otherwise to all or substantially all or a substantial part of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company, and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c) The Company shall use its commercially reasonable efforts to cause any successor (whether direct or indirect by purchase, merger, consolidation, reorganization or otherwise) to all, substantially all or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The failure of the Company to obtain such a written agreement shall not adversely affect the right of the Indemnitee to enforce the terms of this Agreement against any successor.

15. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

16. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Florida, without giving effect to principles of conflict of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and, subject to Section 5(b) hereof, merges all prior discussions between them relating solely with respect to the subject matter herein. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Construction. This Agreement is the result of negotiations between, and has been reviewed by, each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or email transmission or 48 hours after being sent by nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A telecopy signature of either party shall be considered to have the same binding legal effect as an original signature.

(f) Jurisdiction and Venue. The parties to this Agreement agree that jurisdiction and venue in any action brought pursuant to this Agreement to enforce its terms or otherwise with respect to the relationships between the parties shall properly lie in and only in the Circuit Court of the Sixth Judicial Circuit of the State of Florida in and for Pinellas County (the “Circuit Court”) and the parties agree that jurisdiction shall not properly lie in any other jurisdiction provided, however, if jurisdiction does not properly lie with the Circuit Court, the parties agree that jurisdiction and venue shall properly lie in and only in the United States District Court for the Middle District of Florida, Tampa Division. The parties hereby waive any objections which they may now or hereafter have based on venue and/or forum non conveniens and irrevocably submit to the jurisdiction of any such court in any legal suit, action or proceeding arising out of or relating to this Agreement. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

(g) No Setoff. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including any setoff, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. If the Company effects any setoff in violation of the immediately preceding sentence, then, in addition to any other amounts payable to Indemnitee hereunder, the Company and Indemnitee agree that, as reasonable liquidated damages therefor, Indemnitee will be entitled to recover from the Company an amount equal to twice the amount of such setoff.

(h) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents reasonably required and shall do all acts that may be reasonably necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer, and the Indemnitee has executed and delivered this Agreement, all as of the day and year first written above.

SUPERIOR UNIFORM GROUP, INC.

By:

Name:

Title:

Address:	10055 Seminole Boulevard
Seminole, Florida 33772-2539

Fax Number: ( )

AGREED TO AND ACCEPTED:

(Print Name)

(Signature)

Address:

Fax Number: